As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HARVEST HEALTH & RECREATION INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	84-3264202
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1155 W. Rio Salado Parkway Suite 201	85281
Tempe, Arizona	(Zip Code)

(Address of Principal Executive Offices)

Harvest Health & Recreation Inc. 2018 Stock and Incentive Plan

Harvest Health & Recreation Inc. non-employee director compensation policy

(Full title of the plan)

Nicole Stanton

1155 W. Rio Salado Parkway

Suite 201

Tempe, Arizona, 85281

(Name and address of agent for service)

(480) 494-2261

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [ ]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE
Title of securities to be registered[1]	Amount to be registered[1]	Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Subordinate Voting Shares, no par value
- Reserved for issuance under the Plan	26,591,999 shares	$3.13	[2]	$82,232,957	$8,971.62
- Subject to outstanding options issued under the Plan	13,984,032 shares	$4.79	[3]	$66,983,513	$7,307.90
- Subject to outstanding restricted stock units issued under the Plan	233,031 shares	$3.13	[2]	$729,387	$79.58
- Issued pursuant to underlying restricted stock units under the Plan	574,576 shares	$3.13	[2]	$1,798,423	$196.21
TOTAL	41,383,638 shares			$151,744,280	$16,555.31

1 Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional Subordinate Voting Shares, no par value, of Harvest Health & Recreation Inc. (referred to herein as the “Registrant”, the “Company,” “Harvest,” “we,” “us” or “our”) that become issuable under the Harvest Health & Recreation Inc. 2018 Stock Incentive Plan (the “Plan”) to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments as provided in the Plan.

2 Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices for Harvest Health & Recreation Inc.’s Subordinate Voting Shares reported on the OTCQX on January 13, 2021, which was $3.13 per share.

3 Solely for the purpose of calculating the registration fee, estimated in accordance with Rule 457(h) under the Securities Act, based on $4.79, the weighted average exercise price per share of outstanding options granted under the Plan as of January 13, 2021.

HARVEST HEALTH & RECREATION INC.

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement on Form S-8 is being filed by Harvest Health & Recreation Inc. (the “Company” or the “Registrant”) to register 40,576,031 shares of the Company’s Subordinate Voting Shares pursuant to the Company’s Plan and the outstanding awards thereunder. In addition, this Registration Statement registers the resale of up to (i) 574,576 shares of the Company’s Subordinate Voting Shares held by the Selling Shareholders named herein that were issued prior to the filing of this Registration Statement and (ii) 233,031 shares of the Company’s Subordinate Voting Shares that will be issuable to the Selling Shareholders named herein, subject to vesting of restricted stock units issued to the Selling Shareholders prior to the filing of this Registration Statement.

This Registration Statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales of those shares referred to above that constitute “restricted securities,” within the meaning of Form S-8, by the Selling Shareholders named herein. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

807,607 SHARES

Harvest Health & Recreation Inc.

SUBORDINATE VOTING SHARES

This reoffer prospectus relates to 807,607 shares (the “Shares”) of Subordinate Voting Shares, no par value (the “Subordinate Voting Shares”), of Harvest Health & Recreation Inc. (“Harvest,” “we,” “us,” “our,” or the “Company”) which may be reoffered and resold from time to time by the Selling Shareholders, named herein, who are directors, officers and other employees and that have been acquired, or will be acquired, by the grant of restricted stock units prior to the filing of this Registration Statement under the Harvest Health & Recreation Inc. 2018 Stock Incentive Plan (the “Plan”), for such Selling Shareholders’ own account. We will not receive any proceeds from any sale of the Subordinate Voting Shares offered pursuant to this reoffer prospectus.

The Selling Shareholders may offer and sell the Shares at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Shares may be sold at the market price of the Subordinate Voting Shares at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of the Shares. The Shares may be sold through underwriters or dealers which the Selling Shareholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a reoffer prospectus supplement. For a description of the various methods by which the Selling Shareholders may offer and sell the Shares described in this reoffer prospectus, see the section entitled “Plan of Distribution.”

Our Subordinate Voting Shares are listed on the Canadian Securities Exchange (the “CSE”) under the symbol “HARV.” Our Subordinate Voting Shares are also traded in the United States on the OTCQX tier of the OTC Markets (the “OTCQX”) under the symbol “HRVSF.” The stock price between the CSE and the OTCQX are identical after the U.S./Canadian currency exchange conversion. On January 13, 2021, the closing price of our Subordinate Voting Shares was C$3.86 on the CSE ($3.07 on the OTCQX).

Investing in our Subordinate Voting Shares involves a high degree of risk. See “Risk Factors” section of our filings with the Securities and Exchange Commission (the “Commission”) incorporated by reference herein and the applicable reoffer prospectus supplement.

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is January 15, 2021

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. We have not authorized anyone to provide any information other than that contained in this reoffer prospectus, in any prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred to you. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

THE COMPANY

Harvest Health & Recreation Inc. is a reporting issuer in Canada listed for trading on the Canadian Securities Exchange (the “CSE”) under the symbol “HARV.” Our Subordinate Voting Shares are also traded in the United States on the OTCQX tier of the OTC Markets (the “OTCQX”) under the symbol “HRVSF.”

We are one of the largest multi-state vertically integrated operators in the cannabis industry in the United States that operates from “seed to sale.” Our business was established in Arizona and we received our first license there in 2012. We were formed to own, operate and develop certain businesses related to the cultivation, processing, distribution and sale of cannabis and cannabis related products under the “Harvest” brand in jurisdictions where such cultivation, processing, distribution and sale is authorized under applicable state law.

We have expanded our operational footprint to 9 U.S. markets, including Arizona, California, Colorado, Florida, Maryland, Nevada, North Dakota, Pennsylvania and Utah. We also have two provisional licenses in Massachusetts. In addition, we own CO2 extraction, distillation, purification and manufacturing technology used to produce a line of therapeutic cannabis topicals, vapes and gems featuring cannabinoids and a hemp-derived product line sold in Colorado. We also own, manufacture and distribute a portfolio of cannabis consumer packaged goods brands, including ROLL ONE, MODERN FLOWER, EVOLAB, CHROMA, CO2LORS, ALCHEMY and CBX SCIENCES, to third-party licensed retail cannabis stores across the United States as well as to select retail stores we own or operate as well as provide support and financing to a Utah licensed medical cannabis cultivator.

We conduct our business through wholly owned and majority-owned operating subsidiaries, operating agreements and other commercial arrangements.

Our head office is located at 1155 W. Rio Salado Parkway, Suite 201, Tempe, Arizona 85281. Our registered office is located at 885 W. Georgia Street, Suite 2200, Vancouver, British Columbia V6C 3E8 Canada and our company website is https://www.harvesthoc.com/ Information on or accessible through our Internet website is not a part of this reoffer prospectus.

When used in this reoffer prospectus, the terms the “Company,” “Harvest,” “issuer,” “we,” “our,” and “us” refer to Harvest Health & Recreation Inc. and its consolidated subsidiaries, unless otherwise specified.

USE OF PROCEEDS

The proceeds from the sale of the shares offered pursuant to this reoffer prospectus are solely for the account of the Selling Shareholders. We will not receive any of the proceeds from any sale of shares by the Selling Shareholders.

SELLING SHAREHOLDERS

The Subordinate Voting Shares being registered by this reoffer prospectus consists of (i) 574,576 Subordinate Voting Shares that are currently held by the individuals listed below (the “Selling Shareholders”) and were issued to the Selling Shareholders pursuant to the grant of restricted stock units under the Plan and (ii) 233,031 Subordinate Voting Shares that will be issued to the Selling Shareholders pursuant to the grant of restricted stock units granted under the Plan, subject to vesting.

We are registering these Shares to permit the Selling Shareholders to resell these Shares when each deems appropriate. The Selling Shareholders may resell all, a portion, or none of the Shares, at any time and from time to time. The Selling Shareholders may also sell, transfer or otherwise dispose of some or all of the Shares in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts the Selling Shareholders may offer any Subordinate Voting Shares for sale under this reoffer prospectus. This reoffer prospectus does not constitute a commitment by the Selling Shareholders to sell all or any of the stated number of their Shares, and the actual number of Shares offered and sold will be determined from time to time by each Selling Shareholder at his or her sole discretion. The Selling Shareholders each hold less than 0.25% of our outstanding Subordinate Voting Shares. Each of the Selling Shareholders has voting and investment control power over his or her shares. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth: (i) the name of each Selling Shareholder; (ii) the number and percentage of our Subordinate Voting Shares that the Selling Shareholder beneficially owned as of January 13, 2021 prior to the offering for resale of the shares under this reoffer prospectus; (iii) the number of Subordinate Voting Shares that may be offered for resale for the account of the Selling Shareholder under this reoffer prospectus; and (iv) the number and percentage of Subordinate Voting Shares to be beneficially owned by the Selling Shareholder after the offering of the resale shares (assuming all of the offered resale shares are sold by such Selling Shareholder (whether vested or unvested)). The percentages appearing in the column entitled “Number of Shares Beneficially Owned After the Offering” are based on 221,388,827 Subordinate Voting Shares outstanding as of January 13, 2021. Subordinate Voting Shares that may be acquired by the Selling Shareholder pursuant to previous grants under the Plan, whether vested or unvested, that constitute Shares are deemed to be outstanding and to be beneficially owned by the Selling Shareholder holding such Shares for the purposes of computing the percentage ownership of such Selling Shareholder but are not treated as outstanding for the purposes of computing the percentage ownership of each of the other Selling Shareholders. The actual number of Shares beneficially owned prior to and after the offering is subject to adjustment and could be materially less or more than the estimated amount indicated depending upon factors, which we cannot predict at this time.

The Selling Shareholders are not required to sell any shares of our Common Stock and there is no assurance that any of the Selling Shareholders will sell any or all of the Shares covered by this reoffer prospectus. We are not aware of any agreements, arrangements or understandings with respect to the sale or other disposition of any of the Shares covered hereby.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to Offering(1)		Number of Shares Being Registered for	Number of Shares Beneficially Owned After the Offering(3)
	Number	Percent	Resale(2)	Number	Percent
Kevin George (4)	35,935	0.02%	35,935	0	0.0%
Deborah Keeley (5)	69,373	0.03%	77,604	0	0.0%
Eula Adams (6)	129,942	0.06%	138,740	37,500	0.02%
Michael Scott Atkison (7)	59,011	0.03%	105,309	0	0.0%
Mark Neal Barnard (8)	460,950	0.21%	286,097	256,947	0.12%
Ana Dutra (9)	30,899	0.01%	77,197	0	0.0%
Elroy Sailor (10)	461,725	0.21%	86,725	375,000	0.17%

(1)	In computing the number of shares of Subordinate Voting Shares beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Subordinate Voting Shares subject to stock options, restricted stock units or other derivative securities held by that person that are exercisable, vested or convertible as of January 13, 2021 or that will become exercisable, vested or convertible within 60 days after January 13, 2021, but we did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

(2)	The numbers of Subordinate Voting Shares reflect all Subordinate Voting Shares acquired or issuable to a person pursuant to applicable grants previously made under the Plan irrespective of whether such grants are exercisable, vested or convertible as of January 13, 2021 or will become exercisable, vested or convertible within 60 days after January 13, 2021.

(3)	In computing the number of Subordinate Voting Shares beneficially owned by a person and the percentage ownership of that person following the offering, we deemed to be outstanding all Subordinate Voting Shares then subject to stock options, restricted stock units or other derivative securities held by that person that are vested, exercisable or convertible as of January 13, 2021 or that would become vested, exercisable or convertible within 60 days after January 13, 2021, but we did not deem these Subordinate Voting Shares outstanding for the purpose of computing the percentage ownership of any other person. We further presumed that the person sold all Subordinate Voting Shares eligible to be resold in this offering irrespective any applicable vesting, exercisability or conversion limitations, but retained ownership of all other Subordinate Voting Shares beneficially owned as of January 13, 2021.

(4)	Mr. George’s beneficial ownership includes 35,935 Subordinate Voting Shares held of record by Mr. George. All 35,935 Subordinate Voting Shares, which were issued pursuant to underlying restricted stock units granted to Mr. George on May 2, 2019, may be offered and sold pursuant to this reoffer prospectus.

(5)	Ms. Keeley’s beneficial ownership includes (i) 52,914 Subordinate Voting Shares held of record by Ms. Keeley and (ii) 16,460 restricted stock units, which will vest within 60 days of the date hereof. The 77,604 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus consist of (i) 52,914 Subordinate Voting Shares that have been issued pursuant to underlying restricted stock units granted to Ms. Keeley on May 5, 2020, and (ii) 24,690 Subordinate Voting Shares subject to restricted stock units granted to Ms. Keeley on May 5, 2020 (which remain subject to vesting in three equal installments on each of February 6, March 6 and April 6, 2021).

(6)	Mr. Adam’s beneficial ownership includes (i) 92,442 Subordinate Voting Shares held of record by Mr. Adams and (ii) stock options to purchase 37,500 Subordinate Voting Shares, which have vested. 92,442 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Adams on August 3, 2020, all of which have vested, and 46,298 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Adams on December 31, 2020, which will vest on December 31, 2021.

(7)	Mr. Atkison’s beneficial ownership includes 59,011 Subordinate Voting Shares held of record by Mr. Atkison. 59,011 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Atkison on August 3, 2020, all of which have vested, and 46,298 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Atkison on December 31, 2020, which will vest on December 31, 2021.

(8)	Mr. Barnard’s beneficial ownership includes (i) 273,450 Subordinate Voting Shares held of record by Mr. Barnard and (ii) stock options to purchase 187,500 Subordinate Voting Shares, which have vested or will vest within 60 days of January 13, 2021. 129,925 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Barnard on August 3, 2020, all of which have vested, 86,725 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Barnard on October 6, 2020, all of which have vested, and 69,447 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Barnard on December 31, 2020, which will vest on December 31, 2021.

(9)	Ms. Dutra’s beneficial ownership includes 30,899 Subordinate Voting Shares held of record by Ms. Dutra. 30,899 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Ms. Dutra on August 3, 2020, all of which have vested, and 46,298 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Ms. Dutra on December 31, 2020, which will vest on December 31, 2021.

(10)	Mr. Sailor’s beneficial ownership includes (i) 86,725 Subordinate Voting Shares held of record by Mr. Sailor and (ii) stock options to purchase 375,000 Subordinate Voting Shares, which have vested. All of the 86,725 Subordinate Voting Shares that may be offered and sold pursuant to this reoffer prospectus were issued pursuant to underlying restricted stock units granted to Mr. Sailor on October 6, 2020, all of which have vested.

PLAN OF DISTRIBUTION

The purpose of this reoffer prospectus is to allow the Selling Shareholders to offer for sale and sell all or a portion of each individual’s Shares. The Selling Shareholders may sell the Subordinate Voting Shares registered pursuant to this reoffer prospectus directly to purchasers or through broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholder or the purchasers. These commissions as to any particular broker-dealer or agent may be in excess of those customary in the types of transactions involved. Neither we nor the Selling Shareholders can presently estimate the amount of this compensation.

The Subordinate Voting Shares offered under this reoffer prospectus may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve block transactions, on any national securities exchange on which the Subordinate Voting Shares may be then-listed.

The aggregate proceeds to each Selling Shareholder from the sale of the Shares will be the purchase price of the Subordinate Voting Shares less discounts and commissions, if any. The Selling Shareholders reserve the right to accept and, together with his, her or its agents from time to time, to reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents. We will not receive any of the proceeds from a sale of the Shares by the Selling Shareholders.

The Selling Shareholders and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. If a Selling Shareholder is an “underwriter” under the Securities Act, the Selling Shareholder will be subject to the prospectus delivery requirements of the Securities Act.

Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 of the Securities Act rather than pursuant to this reoffer prospectus.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

LEGAL MATTERS

We are being represented by Cassels Brock & Blackwell LLP who will pass upon the validity of the shares being offered by this prospectus.

EXPERTS

The consolidated financial statements of the Company for the year ended December 31, 2019 were audited by Haynie & Company (“Haynie”), independent registered public accounting firm. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We will file annual, quarterly and current reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy any reports, statements or other information on file at the SEC’s public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information regarding its public facilities. Our Commission filings, including the complete registration statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also available at the Internet website maintained by the Commission at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. The following documents are incorporated by reference into this reoffer prospectus:

(a)	our effective registration statement on Form 10 (File No. 000-56224), as amended, filed with the Commission on November 5, 2020 and December 21, 2020 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year; and

(b)	all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination or completion of the offering of securities under this reoffer prospectus shall be deemed to be incorporated by reference in this reoffer prospectus and to be a part hereof from the date of filing such reports and other documents

This prospectus is part of a registration statement on Form S-8 filed with the Commission under the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about the Company and our Subordinate Voting Shares.

Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address or by calling us at the telephone number listed below:

Harvest Health & Recreation Inc.

1155 W. Rio Salado Parkway

Suite 201

Tempe, Arizona 85281

(480) 494-2261

Attn: Corporate Secretary

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Harvest Health & Recreation Inc. (the “Company,” “Harvest,” “we,” “us” or “our”) with the Commission are incorporated herein by reference:

(a)	our effective registration statement on Form 10 (File No. 000-56224) filed with the Commission on November 5, 2020 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contains audited financial statements for the Registrant’s latest fiscal year; and

(b)	all documents filed by the Registrant pursuant to Section 13(a)or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

We are subject to the provisions of Part 5, Division 5 of the British Columbia Business Corporations Act (the “BCBCA”). Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was our director or officer,

(ii)	is or was a director or officer of another corporation (A) at a time when such corporation is or was our affiliate; or (B) at our request, or

(iii)	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties, defined below, to which the eligible party is or may be liable; and

(b)	after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,

(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,

(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and

(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or Articles;

(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party under Section 160(a) of the BCBCA against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the court may do one or more of the following:

(a)	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

(b)	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

(d)	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under Part 21.2 of our Articles, and subject to the BCBCA, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with us on the terms of the indemnity contained in our Articles.

Under Part 21.3 of our Articles, and subject to any restrictions in the BCBCA, we may indemnify any person.

We have entered into indemnification agreements with each of our directors and executive officers. Under these indemnification agreements, each director and executive officer is entitled, subject to the terms and conditions thereof, to the right of indemnification and contribution for certain expenses to the fullest extent permitted by applicable law. We believe that these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

Pursuant to Part 21.4 of our Articles, the failure of any of our directors, alternate directors or officers to comply with the BCBCA or our Articles does not invalidate any indemnity to which he or she is entitled under our Articles.

Under Part 21.5 of our Articles, we may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who: (1) is or was our director, alternate director, officer, employee or agent; (2) is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of Harvest; (3) at our request, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or (4) at our request, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity, against any liability incurred by him or her by reason of having been a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We have an insurance policy covering our directors and officers, within the limits and subject to the limitations of the policy, with respect to certain liabilities arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears on page 14 hereof and is incorporated herein by reference.

Item 9.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Amended and Restated Articles of Harvest Health & Recreation Inc. adopted as of September 11, 2020 (incorporated herein by reference to Exhibit 3.1 to the Company’s registration statement on Form 10 filed November 5, 2020).
4.2	Harvest Health & Recreation Inc. 2018 Stock and Incentive Plan (incorporated herein by reference to Exhibit 10.35 to the Company’s registration statement on Form 10/A No. 1 filed December 21 , 2020).
4.3	Harvest Health & Recreation Inc. Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.38 to the Company’s registration statement on Form 10/A No. 1 filed December 21, 2020).
5.1	Opinion of Cassels Brock & Blackwell LLP.
23.1	Consent Cassels Brock & Blackwell LLP (contained in Exhibit 5.1 hereto).
23.2	Consent of Haynie & Company.
24.1	Powers of Attorney (included on the signature page of this registration statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on January 15, 2021.

HARVEST HEALTH & RECREATION INC.

By:	/s/ Steve White
Name:	Steve White
Title:	Chief Executive Officer
(Principal Executive Officer)

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steve White, Nicole Stanton and Peter Rivas, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name and on his or her behalf as a director and/or officer of Harvest Health & Recreation Inc. to prepare, execute and deliver any and all amendments, including post-effective amendments, and supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith (including any necessary amendments thereof), with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act necessary or desirable to be done in connection with the above-described matters, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Steve White	Founder, Chief Executive Officer & Director	January 15, 2021
Steve White	(principal executive officer)

/s/ Deborah Keeley	Chief Financial Officer	January 15, 2021
Deborah Keeley	(principal financial officer and principal accounting officer)

/s/ Eula Adams	Director	January 15, 2021
Eula Adams

/s/ Michael Scott Atkison	Director	January 15, 2021
Michael Scott Atkison

/s/ Mark Neal Barnard	Director	January 15, 2021
Mark Neal Barnard

/s/ Ana Dutra	Director	January 15, 2021
Ana Dutra

/s/ Elroy Sailor	Director	January 15, 2021
Elroy Sailor